UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 28, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Amendment of a Material Definitive Agreement

On January 28, 2016, we entered into amendment agreements with each of the buyers of our $9,000,000 principal amount of senior secured convertible notes, which we sold to institutional buyers on November 5, 2015 in a private placement exempt from securities registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act. On or about November 20, 2015, we filed a registration statement on Form S-1 to register the shares of common stock underlying the notes and accompanying warrants, and as a result of comments received from the SEC (the “Original S-1”), we withdrew the Original S-1 on January 21, 2016. Subsequent to the withdrawal of the Original S-1, we sought to make certain amendments to the terms of the securities purchase agreement and registration rights agreement, entered into in connection with the sale of the senior secured convertible notes, as well as to the notes. The amendments are embodied in the amendment agreements with each of the buyers.

Changes to the securities purchase agreement are as follows:

•	The term “principal market” was changed from the Nasdaq Capital Market to the OTCQB. This change was also made in the notes and accompanying warrants for conformity. .
•	Section 4(d) was amended to add the following at the end of the section. “Until the later of June 2, 2016 and the date on which the Buyers are eligible to resell all shares of Company Common Stock underlying the Notes and Warrants (assuming cashless exercise of the Warrants) without restriction under Rule 144 (assuming such Buyers are not then affiliates of we), we may not make any payments to Affiliates of we other than (i) up to $11,800 to repay, in full, that certain bridge note issued by we to Walker Wainwright; (ii) director and Board committee fees in the ordinary course of business, consistent with past practices, to its non management directors accruing on or after January 1, 2016 in an amount not to exceed $25,000, in the aggregate, per calendar quarter, (iii) current compensation arrangements (but not accrued and unpaid obligations for compensation to current and former officers of we) to its executive officers upon terms and conditions publicly existing as of December 31, 2015 and/or disclosed on a Current Report on Form 8-K on January 27, 2016; (iv) stock options and/or restricted stock as per normal Board of Directors policy; and (v) customary, reasonable and usual travel and lodging expenses for Company business.”
•	We no longer have the obligation to obtain shareholder approval for the issuance of securities with respect to the private placement as we are moving our listing to the OTCQB which does not require shareholder approval for issuance of securities in this transaction. Accordingly, the “exchange cap” at 19.9% of issued and outstanding shares was also omitted.

Changes to the notes are as follows:

•	The definition of an event upon which funds can be released from any of the controlled accounts was amended to read as follows: “Controlled Account Release Event” means, as applicable, (i) with respect to any Restricted Principal designated to be converted in a Conversion Notice, we’s receipt of both (A) such Conversion Notice hereunder executed by the Holder in which all, or any part, of the Principal to be converted includes any Restricted Principal and (B) written confirmation by the Holder that the shares of Common Stock issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 3(c) (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Holder, whether pursuant to Section 3(c)(ii) or otherwise), (ii) we’s receipt of a notice by the Holder electing to effect a release of any Restricted Principal to we, (iii) on the date of execution of the certain Amendment Agreements, dated January 28, 2016, by and among we and certain holders of the Notes, which act as an amendment to the Notes, $1,800,000, and (iv) on May 2, 2016, and the first Trading Day of each of the subsequent seven calendar months thereafter, the lesser of (x) the amount of Restricted Principal then outstanding hereunder and (y) the Holder Pro Rata Amount of $668,750; provided, in the case of clause (iv) above, as of such date of determination, no Equity Conditions Failure then exists. The Buyer hereby waives all Equity Condition Failures existing on or before the date of this Agreement.”
•	Each existing note is being split into two notes, one of which is in the principal amount of the buyer’s pro rata portion of the initial $3,650,000 principal amount of funds released from the controlled accounts, and the second of which represents the remaining principal amount of the original note issued to that buyer.

Changes to the registration rights agreement are as follows:

•	The filing deadline for the initial registration statement (registering shares to be issued upon conversion of the $3,650,000 principal amount of the notes and interest thereon representing the total amount of funds released from the controlled accounts to date) was changed to January 29, 2016, and the effectiveness deadline for the initial registration statement was changed to February 16, 2016.

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•	The number of registrable securities was reduced to 10,735,296 shares of our common stock which may be issued upon conversion of up to $3.65 million principal amount of the notes and 966,178 shares of our common stock which may be issued upon conversion of interest due and owing on the released $3.65 million principal amount.
•	The initial notice date for installment payments by us is now the earlier of the effectiveness date of the registration statement being filed on January 29, 2016, and May 2, 2016.

ITEM 9.01. EXHIBITS

99.1 Form of Amendment Agreement, dated January 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 29, 2016

Axion Power International, Inc.

By:	/s/ Donald Farley
Donald Farley
Chairman

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